UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 28, 2004


                   Universal Stainless & Alloy Products, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                     000-25032             25-1724540
    ----------------------------          -----------      -------------------
    (State or other jurisdiction          (Commission      (IRS Employer
     of incorporation)                    File Number)     Identification No.)


      600 Mayer Street, Bridgeville, Pennsylvania               15017
     -------------------------------------------------      -------------
         (Address of principal executive offices)            (Zip code)

       Registrant's telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/  /     Written communications pursuant to Rule 425 under  the  Securities  Act
         (17 CFR 230.425)
/  /     Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17
         CFR 240.14a-12)
/  /     Pre-commencement  communications pursuant to Rule  14d-2(b)  under  the
         Exchange Act (17 CFR 240.14d-2(b))
/  /     Pre-commencement communications   pursuant to  Rule  13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement.

          On September 28, 2004, the Company entered into the Eighth Amendment to the Second Amended and Restated Credit Agreement between the Company and PNC Bank, National Association pursuant to which the amount available under the Company's revolving credit facility was increased to $15.0 million from $6.5 million and the term of the facility was extended to June 30, 2006 from April 30, 2005. All other terms of the revolving credit facility remain unchanged.

          The Company's press release dated September 28, 2004 announcing the changes to its revolving credit facility is filed as Exhibit 99.1 to this Current Report on Form 8-K.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.


            The information provided in response to Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.


Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

Exhibit No.                        Description
-----------       ------------------------------------------
99.1              Press Release dated September 28, 2004



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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.


                               By:  /s/ Richard M. Ubinger
                                    --------------------------------------------
                                    Richard M. Ubinger
                                    Vice President of Finance,
                                    Chief Financial Officer and Treasurer

Dated:  September 29, 2004

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------       ------------------------------------------
99.1              Press Release dated September 28, 2004